EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2011

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2011.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should, could or may occur in the future, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures, operating costs and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)
the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues and expenses related to Desta Drilling, L.P., a wholly-owned subsidiary of the Company which provides contract drilling services for the Company.

Summary of Estimates

The following table sets forth actual and certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2011.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

Year Ending December 31, 2011
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	10,300 to 10,500	10,725 to 10,925	12,050 to 12,250	13,075 to 13,275
Gas (Mcf)	20,400 to 24,400	21,000 to 25,000	20,750 to 24,750	20,500 to 24,500
Natural gas liquids (Bbls)	925 to 1,025	825 to 925	800 to 900	775 to 875
Total oil equivalents (BOE)	14,625 to 15,592	15,050 to 16,017	16,308 to 17,275	17,267 to 18,233

Differentials:
Oil (Bbls)	$(2.75) to $(3.25)	$(2.75) to $(3.25)	$(2.75) to $(3.25)	$(2.75) to $(3.25)
Gas (Mcf)	$0.05 to $0.35	$0.05 to $0.35	$0.05 to $0.35	$0.05 to $0.35
Natural gas liquids (Bbls)	$(35.00) to $(41.00)	$(35.00) to $(41.00)	$(35.00) to $(41.00)	$(35.00) to $(41.00)

Costs Variable by Production ($/BOE):
Production expenses (including
production taxes)	$14.70 to $15.70	$14.70 to $15.70	$14.70 to $15.70	$14.70 to $15.70
DD&A – Oil and gas properties	$17.25 to $18.25	$17.25 to $18.25	$17.25 to $18.25	$17.25 to $18.25

Other Revenues (Expenses):
Natural gas services:
Revenues	$450 to $550	$450 to $550	$450 to $550	$450 to $550
Operating costs	$(300) to $(500)	$(300) to $(500)	$(300) to $(500)	$(300) to $(500)
Exploration costs:
Abandonments and impairments	$(500) to $(2,500)	$(500) to $(2,500)	$(500) to $(2,500)	$(500) to $(2,500)
Seismic and other	$(750) to $(1,250)	$(750) to $(1,250)	$(750) to $(1,250)	$(750) to $(1,250)
DD&A – Other (a)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a) (b)	$(6,900) to $(7,100)	$(7,800) to $(8,000)	$(7,300) to $(7,500)	$(7,400) to $(7,500)
Interest expense (a)	$(6,900) to $(7,100)	$(7,400) to $(7,600)	$(7,700) to $(7,900)	$(8,000) to $(8,200)
Other income (expense)	$450 to $550	$450 to $550	$450 to $550	$450 to $550
Gain (loss) on sales of assets, net(c)	$13,200	-	-	-

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	36%	36%	36%	36%

Weighted Average Shares Outstanding
(In thousands):
Basic	12,146	12,146	12,146	12,146
Diluted	12,146	12,146	12,146	12,146

(a) Excludes amounts derived from Desta Drilling, L.P.
(b) Excludes non-cash employee compensation.
(c)   In February 2011, we sold two 2,000 horsepower drilling rigs and related equipment for $22 million of total consideration, and expect to record a gain on the sale of approximately $13.2 million during the first quarter of 2011.  Proceeds from the sale consisted of $11 million cash and an $11 million note receivable due in August 2011.

Capital Expenditures

The following table sets forth, by area, our planned expenditures for the year ending December 31, 2011.

	Planned
	Expenditures	2011
	Year Ended	Percentage
	December 31, 2011	of Total
	(In thousands)

Permian Basin	$295,300	77%
Giddings Area:
Austin Chalk/Eagle Ford Shale	66,100	17%
Deep Bossier	13,900	4%
South Louisiana	3,900	1%
Other	2,600	1%
	$381,800	100%

We currently plan to spend approximately $381.8 million on exploration and development activities in fiscal 2011.  Our actual expenditures during fiscal 2011 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2011.

Based on these current estimates, approximately 95% of our planned expenditures for exploration and development activities for fiscal 2011 will relate to developmental prospects, as compared to approximately 97% in fiscal 2010.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2011.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2011
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil (Bbls):
Permian Basin	6,267	6,901	8,335	9,577
Austin Chalk/Eagle Ford Shale	3,589	3,440	3,380	3,391
South Louisiana	522	484	435	207
Other	22	-	-	-
Total	10,400	10,825	12,150	13,175

Gas (Mcf):
Permian Basin	13,088	12,934	13,750	14,293
Giddings Area:
Austin Chalk/Eagle Ford Shale	2,056	1,934	1,837	1,783
Cotton Valley Reef Complex	2,756	2,593	2,446	2,315
South Louisiana	1,922	3,363	2,804	2,380
Other	2,578	2,176	1,913	1,729
Total	22,400	23,000	22,750	22,500

Natural Gas Liquids (Bbls):
Permian Basin	653	611	589	564
Austin Chalk/Eagle Ford Shale	233	198	196	196
Other	89	66	65	65
Total	975	875	850	825

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to December 31, 2010.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil		Gas
	Bbls	Price	MMBtu (a)	Price
Production Period:
1st Quarter 2011	657,000	$83.74	1,710,000	$7.07
2nd Quarter 2011	632,000	$83.71	1,650,000	$7.07
3rd Quarter 2011	547,000	$83.78	1,560,000	$7.07
4th Quarter 2011	540,000	$83.78	1,500,000	$7.07
2012	1,170,000	$90.65	-	$-
	3,546,000		6,420,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.